EXHIBIT 10o

                 AGREEMENT FOR INFORMATION TECHNOLOGY SERVICES


        THIS AGREEMENT ("Agreement") is between ELECTRONIC DATA SYSTEMS CORPORATION ("EDS"), a Texas corporation with an address at 5400 Legacy Drive, Plano, Texas 75024, and COBANCORP, INC. ("Customer"), an Ohio Corporation with an address at 124 Middle Avenue, Elyria, Ohio 44036.

        WHEREAS, Customer desires to purchase certain information technology services from EDS, a provider of such services.

        NOW, THEREFORE, Customer and EDS hereby agree as follows:


                           ARTICLE I - DEFINITIONS

1.1     DEFINITIONS. In this Agreement:

        (a)     "Additional Services" are the Services described in Section
                3.1(d).

        (b)     "Basic Services" are the Services listed in Schedule A.

        (c) "Business Day" is each weekday, Monday through Friday, which is not a holiday of Customer.

        (d)     "Conversion Services" are the Services described in Section
                3.1(c).

        (e) "CPI" is the Consumer Price Index for All Urban Consumers, U.S. City Average, for All Items (1982-1984 = 100) as published by the Bureau of Labor Statistics of the U.S. Department of Labor. If the Bureau of Labor Statistics stops publishing the CPI, the parties will substitute another comparable measure published by a mutually agreeable source. However, if such change is merely to redefine the base period for the CPI from 1982-1984 to some other period, the parties will continue to use the CPI but will, if necessary, convert the two CPI's being compared to the same basis by multiplying one of them by the appropriate conversion factor.

        (f) "Data Center" is the space at one or more locations where EDS performs Services, excluding Customer locations.

        (g) "EDS Systems" are all Systems, except for Systems provided by Customer, used by EDS to provide Services, including without limitation any improvements, modifications or enhancements made by EDS to any System and provided to Customer under this Agreement.

        (h) "Effective Date" is the date that this Agreement is executed by EDS pursuant to Section 9.10.

        (i) "Equipment" is all telecommunications lines, modems and other equipment, including without limitation terminals, control units, ports, logical units, and all related data transmission services required by EDS for Customer to access the EDS Systems, transmit data to EDS and receive reports and other output from EDS.

        (j)     "Initial Term" is defined in Section 2.1.

        (k)     "Operational Date" is the later of (i) the Effective Date, or
                (ii) the first day of the calendar month in which any Conversion Services are completed and Customer has the capability to input transactions or data for processing by EDS.

        (l)     "Optional Services" are the Services listed in Schedule B.

        (m)     "Renewal Terms" is defined in Section 2.1.

        (n) "Service" or "Services" are all of the services to be provided by EDS under this Agreement, which include the Basic Services, Optional Services, Conversion Services and Additional Services.

        (o) "System" or "Systems" are (i) computer programs, including without limitation software, firmware, application programs, operating systems, files and utilities; (ii) supporting documentation for such computer programs, including without limitation input and output formats, program listings, narrative descriptions, operating instructions and procedures, user and training documentation, special forms, and source code; and (iii) the tangible media upon which such programs are recorded, including without limitation chips, tapes, disks and diskettes.


                               ARTICLE II - TERM

2.1 TERM. This Agreement will begin on the Effective Date and, unless terminated earlier under Section 7.2, 7.3, 7.4, 7.5 or 9.5, will continue for a period of seven (7) years from the Operational Date (the "Initial Term"). Thereafter, this Agreement will automatically renew for successive terms of seven (7) years each (the "Renewal Terms") unless either party gives the other party written notice at least six
        (6) months prior to the expiration date of the Initial Term or the Renewal Term then in effect that the Agreement will not be renewed beyond such term.


                        ARTICLE III. EDS RESPONSIBILITIES

3.1 SERVICES PROVIDED. EDS or its subcontractors will provide Customer with the following Services:

        (a)     BASIC SERVICES. Customer's requirements for Basic Services.

        (b) OPTIONAL SERVICES. The Optional Services that Customer requests and EDS agrees to provide.

        (c) CONVERSION SERVICES. On a mutually agreeable schedule EDS will provide those services and instructions ("Conversion Services") reasonably required for Customer to convert to and use the EDS Systems. Customer will cooperate in the conversion effort and timely provide whatever information, data, clerical and office support, management decisions, approvals and signoffs that EDS reasonably requires. According to a plan to be developed by Customer and EDS, EDS will train a mutually designated group of Customer's personnel in the proper use of the EDS Systems to enable such personnel to train Customer's user personnel in the use of the EDS Systems. Customer will cooperate with EDS in scheduling training in conjunction with Customer's conversion to the EDS Systems.

        (d) ADDITIONAL SERVICES. If Customer requests EDS to perform any Service which is not a Basic Service, an Optional Service or a Conversion Service, then EDS may provide such service as an "Additional Service".

3.2     GENERAL TERMS RELATING TO SERVICES. EDS will:

        (a) Beginning on the Operational Date, operate the EDS Systems at the Data Center, and accept data and other input from Customer. EDS will make daily, monthly and other reports and output, including specially requested reports, available to Customer at the Data Center for delivery or transmit them to Customer, subject to Customer's timely delivery or transmission of data and other input to the Data Center for processing. EDS will provide the Services in accordance with the schedule provided to Customer by EDS upon commencement of the Services, which may be updated by EDS from time to time. EDS will not be responsible for the loss of any input or output during transit.

        (b) Provide all Equipment at Customer's expense, including related shipping, installation and maintenance charges, and advise Customer on the compatibility of its Equipment with the EDS Systems. Customer may elect, with EDS' approval, to provide such Equipment at Customer's expense, subject to charges for Additional Services required for EDS Systems access or configuration.

        (c) Provide for Customer's use one copy of EDS' standard user documentation and one copy of any revisions describing the preparation of input for and use of output from the EDS Systems. Such documentation will address the reports provided under this Agreement. Upon Customer's request, EDS will provide additional copies of such documentation at EDS' then standard charges.

        (d) Correct any errors in customer files that result in errors in reports or other output where such errors (A) are due solely to either malfunctions of EDS' equipment or the EDS Systems or errors of EDS' operators, programmers or other personnel, and
                (B) are called to EDS' attention within the time frames specified in Section 5.3. EDS will, to the extent reasonably practicable, correct any other errors as an Additional
                Service.

        (e)     Provide standard EDS forms for use at the Data Center.

        (f) Establish, modify or substitute from time to time any Equipment, processing priorities, programs or procedures used in the operation of the EDS Systems or the provision of the Services that EDS reasonably deems necessary, and notify Customer of any such changes that will affect Customer's operations.

        (g) With the cooperation of Customer, develop, maintain and, as necessary in the event of a disaster, execute a disaster recovery plan for the Data Center. EDS will provide Customer and its auditors and inspectors with access to a summary of such disaster recovery plan at all reasonable times.

3.3 AUDITS. EDS will provide auditors and inspectors that Customer designates in writing with reasonable access to the Data Center for the limited purpose of performing audits or inspections of Customer's business. EDS will provide to such auditors and inspectors reasonable assistance, and Customer will compensate EDS for any Additional Services provided in connection with the audit or inspection. EDS will not be required to provide access to data of other EDS customers.

3.4 REGULATORV COMPLIANCE. EDS will endeavor to maintain the EDS Systems so that they will not be disapproved by any federal or state regulatory authority with jurisdiction over Customer's business. If Customer believes that any modifications to the EDS Systems are required under any laws, rules or regulations, Customer will promptly so inform EDS. EDS will perform any modifications to the EDS Systems or recommend changes to operating procedures of Customer that EDS determines are necessary or desirable at no additional charge to Customer to meet regulatory requirements. New or enhanced EDS System features, functions, reports or other Services that may result from such modifications or recommendations may be provided as an Additional Service. Notwithstanding the foregoing, Customer acknowledges that the EDS Systems may, from time to time, consist in part of System(s) licensed by EDS from third-party vendor(s) and, therefore, EDS shall have no duty or responsibility to modify any such third-party System under this Section 3.4 except to the extent that the vendor thereof has such a duty or responsibility to modify such System pursuant to the applicable license agreement between EDS and such vendor.

3.5 FINANCIAL STATEMENTS AND EDP AUDIT. Upon request, EDS will provide at no charge one copy of EDS' most recent audited financial statements to Customer. Upon request, EDS will also provide to Customer one copy of EDS' most recent independent Data Center EDP audit at EDS' then standard charge for such copy.


                          ARTICLE IV - PAYMENTS TO EDS

4.1     SERVICE CHARGES. Customer will pay EDS for the Services as follows:

        (a) For Basic Services, the monthly charges listed in Section 1 of Schedule C.

        (b) For Optional Services, EDS' standard charges for such Services at the time they are provided, or, if EDS then has no standard charges for such Services, upon whatever other basis that the parties agree.

        (c) For Conversion Services, the applicable conversion charge listed in Section 2 of Schedule C.

        (d) For Additional Services, EDS' then standard charges for such Services, or, if EDS then has no standard charges for such Services, upon whatever other basis that the parties agree.

4.2 ADDITIONAL CHARGES. Customer will also pay EDS the following, if applicable:

        (a) All costs incurred by EDS (i) in mailing reports or other output to Customer, its customers or third parties, and (ii) in transporting, shipping or delivering reports, output or input between the Data Center and Customer's locations.

        (b) All actual, out-of-pocket costs and expenses, including, without limitation, travel and travel-related expenses, which are incurred by EDS in providing Services when incurred at Customer's request.

        (c)     Any other charges expressly provided in this Agreement.

        (d) All taxes, however designated or levied, based upon any charges under this Agreement, or upon this Agreement or the Systems, Services or materials provided hereunder, or their use, including without limitation state and local privilege or excise taxes based on gross revenue, sales and use taxes, and any taxes or amounts in lieu thereof paid or payable by EDS in respect of the foregoing, exclusive, however, of franchise taxes and taxes based on the net income of EDS.

4.3 TIME OF PAYMENT. All charges under this Agreement will be due and payable within ten (10) days of invoice date. Any charges not paid within thirty (30) days of invoice date will bear interest until paid at a rate equal to the lesser of one-and-one-half percent (1.5%) per month or the maximum interest rate allowed by applicable law. Customer authorizes EDS to collect charges for Services through applicable clearing house procedures.

4.4 COST OF LIVING ADJUSTMENT. Except as provided below, and no more than once in any twelve (12) month period, EDS may, at its option and by giving Customer written notice, increase the charges for Basic Services by a percentage not to exceed the percentage by which the CPI as of that time is higher than the CPI as of (j) for the first adjustment, the earlier of the Effective Date or the date of the last adjustment previously made pursuant to any immediately prior agreement, if any, under which EDS provided the same or similar Services to Customer, and
        (ii) thereafter, the previous time that EDS adjusted its charges to Customer pursuant to this Section. These increased charges will remain in effect until EDS adjusts them again pursuant to this Section. If, however, before the expiration of any twelve (12) month period after any such adjustment, the CPI has increased by more than eight percent (8%) from the CPI as of the time of the previous adjustment, then EDS may increase the charges for such Services by a percentage not to exceed the percentage by which the CPI as of such time is greater than the CPI as of the time of such previous adjustment.


                     ARTICLE V - CUSTOMER RESPONSIBILITIES

5.1 MAINTENANCE OF EQUIPMENT. Customer will maintain all Equipment owned or leased by Customer in good working order in accordance with manufacturer's specifications.

5.2 PROVISION OF CUSTOMIZED FORMS. Unless otherwise agreed in writing, Customer will provide or pay for all customized forms required by Customer. These forms will conform to EDS' reasonable specifications. Customer will also provide all forms produced or printed at Customer's premises and required for the performance of Services, or will pay mutually agreed charges to EDS for such forms if provided by EDS at Customer's request.

5.3 CORRECTION OF REPORTS AND OUTPUT. Customer will balance reports to verify master file information and will inspect and review all reports and other output (whether printed, microfiched or electronically transmitted) created from data provided by Customer to EDS. Customer will reject all incorrect reports or output within two (2) Business Days after receipt of daily reports or output, within five (5) Business Days after receipt of annual, quarterly or monthly reports or output, and within three (3) Business Days after receipt of all other reports or output.

5.4 PROVISION OF DATA. Customer will he responsible for the quality and accuracy of all data and other input provided to EDS. EDS may, at its option, return to Customer for correction before processing any data submitted by Customer which is incorrect, illegible or not in proper form. If Customer does not provide its data to EDS in accordance with EDS' specified format and schedule, EDS will use reasonable efforts to reschedule and process the data as promptly as possible. Related expenses incurred by EDS will be charged to Customer.

5.5 USE OF SYSTEM, PROCEDURES, ETC. Customer will comply with all operating instructions for the EDS Systems which are issued by EDS from time to time. Except as otherwise provided in this Agreement, Customer will be responsible for the supervision, management and control of its use of the EDS

        Systems, including without limitation (i) implementing sufficient procedures to satisfy its requirements for the security and accuracy of the data and other input Customer provides, (ii) implementing reasonable procedures to verify reports and other output from EDS within the time frames specified in Section 5.3, and (iii) specifying the methods of accrual calculation to be used by EDS in providing the Services from the options available in the EDS Systems.


                 ARTICLE VI - SYSTEMS, DATA AND CONFIDENTIALITY

6.1 EDS SYSTEMS. All EDS Systems are and will remain the exclusive property of EDS or licensors of such EDS Systems, as applicable, and, except as expressly provided in this Agreement, Customer shall have no ownership interest or other rights in any EDS System. Customer acknowledges that the EDS Systems include EDS proprietary information and agrees to keep the EDS Systems confidential at all times. Upon the expiration or termination of this Agreement, Customer will return all copies of all items relating to the EDS Systems which are in the possession of Customer and certify to EDS in writing that Customer has retained no material relating to the EDS Systems.

6.2 CUSTOMER'S INFORMATION. Information relating to Customer or its customers contained in Customer's data files is the exclusive property of Customer and EDS will only be the custodian of that information.
        EDS agrees to hold in confidence all proprietary information of Customer and its customers provided to EDS. However, upon the request of any appropriate federal or state regulatory authority with jurisdiction over Customer's business and after EDS has, when reasonably possible, notified Customer of such request, EDS will allow such authority access to all records and other information of Customer and its customers in the possession of EDS and provide as an Additional Service any related assistance that is required. Promptly after the termination or expiration of this Agreement and the payment to EDS of all sums due and owing, including without limitation any amounts due under Sections 7.6 or 7.7, EDS will, at Customer's request and expense, return to Customer all of Customer's information, data and files in EDS' then standard machine-readable format and media.

6.3 CONFIDENTIALITY. Except as otherwise provided in this Agreement, EDS and Customer each agree that all information communicated to one by the other or the other's affiliates, whether before or after the Effective Date, will be received in strict confidence, will he used only for purposes of this Agreement, and except for the requirements of Section
        6.2 will not be disclosed by the recipient party, its agents, subcontractors or employees without the prior written consent of the other party. Each party agrees to take all reasonable precautions to prevent the disclosure to outside parties of such information, including, without limitation, the terms of this Agreement, except as required by legal, accounting or regulatory requirements beyond the reasonable control of the recipient party. The provisions of this Section will survive the expiration or termination of this Agreement for any reason.

6.4 SAFEGUARDING DATA INTEGRITY. EDS will maintain internal computer data integrity safeguards (such as access codes and passwords) to protect against the accidental or unauthorized deletion or alteration of Customer's data in the possession of EDS. EDS will provide additional internal computer data integrity safeguards that Customer reasonably requests as an Additional Service. EDS will also employ and maintain controlled access Systems in the Data Center.

6.5 CONTINGENCY PLANNING. The parties' responsibilities with respect to contingency planning will be as follows:

        (a) EDS will develop, maintain and, as necessary in the event of a disaster, execute a disaster recovery plan (the "EDS Plan") for the Data Center and will provide to Customer and its auditors and inspectors such access to the EDS Plan as Customer may reasonably request from time to time. EDS will not be required to provide access to information of other EDS customers.

(b) Customer will develop, maintain and, as necessary in the event of a disaster, execute a business resumption plan (the "Customer Plan") for all Customer locations and the telecommunications links between the customer locations and the Data Center and will provide to EDS such access to the Customer Plan as EDS may reasonably request from time to time.

(c) EDS will provide to Customer such information as may be reasonably required for Customer to assure that the Customer Plan is compatible with the EDS Plan.

(d) Each party will be responsible for the training of its own personnel as required in connection with all applicable contingency planning activities.

(e) Each party's contingency planning activities will comply, as appropriate, with such of the following regulatory policies as may be applicable to Customer's business, as the same may be amended or replaced from time to time:

                Federal Deposit Insurance Corporation Bank Letter BL-22-88 dated July 14, 1989

                Federal Reserve System Supervision and Regulation Number SR-89-16 dated August 1, 1989

                Office of the Comptroller of the Currency Banking Circular Number BC177 dated July 12, 1989

                Office of Thrift Supervision Bulletin Number TB30 dated July 19, 1989

        If compliance with any amendments or replacements of the policies listed above would significantly increase EDS' cost of providing Services, EDS will be entitled to increase the charges under this Agreement by an amount that reflects a pro rata al]ocation of EDS' increased cost among the applicable EDS customers.

ARTICLE VII- TERMINATION AND RELATED MATTERS

7.1 ARBITRATION. Any dispute, controversy or claim arising out of, connected with, or relating to this Agreement, or the breach, termination, validity, or enforceability of any provision of this Agreement, will be resolved by final and binding arbitration by a panel of three (3) arbitrators in accordance with and subject to the Commercial Arbitration Rules of the American Arbitration Association ("AAA") then in effect. Following notice of a party's election to require arbitration, each party will within thirty (30) days select one arbitrator, and those two arbitrators will within thirty (30) days thereafter select a third arbitrator. If the two arbitrators are unable to agree on a third arbitrator within thirty (30) days, the AAA will within thirty (30) days thereafter select such third arbitrator. Discovery as permitted by the Federal Rules of Civil Procedure then in effect will be allowed in connection with arbitration to the extent consistent with the purpose of the arbitration and as allowed by the arbitrators. Judgment upon the award rendered in any arbitration may be entered in any court of competent jurisdiction, or application may be made to such court for a judicial acceptance of the award and an enforcement, as the law of the state having jurisdiction may require or allow. During any arbitration proceed ings, EDS will continue to provide Services, and Customer will continue to make payments to EDS in accordance with this Agreement. The fact that arbitration is or may be allowed will not impair the exercise of any termination rights under this Agreement.

7.2 TERMINATION DUE TO ACQUISITION. If fifty percent (50%) or more of the stock or assets of Customer are acquired by another person or entity, whether by merger, reorganization, sale, transfer or other similar transaction, EDS and Customer will negotiate in good faith the terms and conditions upon which this Agreement may be modified to accommodate such transaction. If the parties are unable to agree upon such modification, either party upon written notice to the other may terminate this Agreement upon the consummation of such acquisition or on a mutually agreeable date thereafter.

7.3 TERMINATION FOR NON-PAYMENT. If Customer defaults in the payment of any charges or other amounts due under this Agreement and fails to cure such default within ten (10) days after receiving written notice specifying such default, then EDS may, by giving Customer at least thirty (30) days prior written notice thereof, terminate this Agreement as of a date specified in such notice.

7.4 TERMINATION FOR CAUSE. If either party materially defaults in its performance under this Agreement, except for non-payment of amounts due to EDS, and fails to either substantially cure such default within ninety (90) days after receiving written notice specifying the default or, for those defaults which cannot reasonably be cured within ninety
        (90) days, promptly commence curing such default and thereafter proceed with all due diligence to substantially cure the default, then the party not in default may, by giving the defaulting party at least thirty (30) days prior written notice thereof, terminate this Agreement as of a date specified in such notice.

7.5 TERMINATION FOR INSOLVENCY. If Customer becomes or is declared insolvent or bankrupt, is the subject of any proceedings relating to its liquidation or insolvency or for the appointment of a receiver, conservator or similar officer, or makes an assignment for the benefit of all or substantially all of its creditors or enters into any agreement for the composition, extension, or readjustment of all or substantially all of its obligations, then EDS may, by giving Customer prior written notice thereof, terminate this Agreement as of a date specified in such notice.

7.6 PAYMENT UPON TERMINATION. The parties acknowledge that upon termination of this Agreement for any reason, including under Section 7.2, 7.3, 7.4 or 7.5 (but excluding by election by either party not to renew pursuant to Section 2.1 or termination by Customer pursuant to Section 7.4 or 9.5), EDS will incur damages resulting from such termination that will be difficult or impossible to ascertain. Therefore, prior to such termination and in addition to all other amounts then due and owing to EDS, Customer will pay to EDS as reasonable liquidated damages an amount equal to the sum of subsections (a) and (b):

        (a) All costs reasonably incurred by EDS in connection with such termination, including without limitation telecommunication line disengagement expenses and costs of terminating leases on or shipping or storing any Equipment provided to Customer by or through EDS under this Agreement, plus a twenty-five percent (25%) management fee on such costs, plus EDS' charges for any Additional Services reasonably requested by Customer for deconversion assistance and EDS' then standard charges for the resources utilized to prepare any test or conversion tapes (together, the "Termination Costs"). EDS may, at its option, invoice Customer for the lesser of (i) EDS' good faith estimate of the Termination Costs, or (ii) the aggregate of the charges payable to EDS pursuant to Article IV for the two calendar months preceding the month in which notice of termination is given. If the actual Termination Costs are greater or less than the amount of EDS' invoice that is paid by Customer under the immediately preceding sentence, then Customer will pay EDS, or EDS will refund to Customer, as the case may be, the difference between the actual Termination Costs and the amount paid.

         (b) Eighty percent (80%) of the total compensation which would have been paid or reimbursed to EDS under this Agreement during the remainder of its term. The amount of total compensation will be computed by multiplying the total number of months remaining in the Initial Term or the Renewal Term then in effect from the effective date of the termination by the average monthly charge to Customer for Services under this Agreement during the twelve (12) calendar months immediately preceding the calendar month in which notice of termination was given, and multiplying that number by eighty percent (80%). This is expressed mathematically as follows: Number of months remaining in term x average monthly charge for Services during the twelve (12) months preceding notice of termination x eighty percent (80%). If this Agreement has been in effect less than twelve (12) calendar months prior to the giving of the notice of termination, then the parties will compute the amount due under this subsection (b) using the average monthly charge for Services made during such lesser number of calendar months. If termination of this Agreement occurs prior to the Operational Date, then the parties will compute the amount due under this subsection (b) assuming that the Operational Date had occurred when scheduled by EDS and using the average monthly charges reasonably estimated to be paid by Customer.

        All amounts payable under this Section 7.6 will be invoiced and paid prior to the effective date of such termination and prior to the release of any test tapes or other data of Customer.

7.7 PAYMENT UPON NONRENEWAL. If Customer gives or receives notice not to renew this Agreement pursuant to Section 2.1, or Customer terminates this Agreement under Section 9.5, Customer will pay to EDS an amount equal to all amounts then due and payable to EDS, plus (a) EDS' charges for any Additional Services reasonably requested by Customer for deconversion assistance, (b) EDS' then standard charges for the resources utilized to prepare any test or conversion tapes, and (c) all other costs reasonably incurred by EDS in connection with such election not to renew or termination that are described in Section 7.6(a) and that relate to obligations that Customer approved, which extend beyond the then current term of this Agreement or earlier termination date under Section 9.5. All amounts payable under this Section 7.7 will be invoiced and paid prior to the expiration date and prior to the release of any test tapes or other data of Customer.


                    ARTICLE VIII- LIABILITY AND INDEMNITY

8.1 LIMITATION OF LIABILITY. Section 3.2(d) sets forth Customer's exclusive remedies for errors in reports or other output provided by EDS under this Agreement. If EDS becomes liable to the Customer under this Agreement for any other reason, whether arising by negligence, willful misconduct or otherwise, then (a) the damages recoverable against EDS for all events, acts, delays, or omissions will not exceed in the aggregate the compensation payable to EDS pursuant to Section 4.1 of this Agreement for the lesser of the months that have elapsed since the Operational Date or the three (3) months ending with the latest month in which occurred the events, acts, delays or omissions for which damages are claimed, and (b) the measure of damages will not include any amounts for indirect, consequential or punitive damages of any party, including third parties, or damages which could have been avoided had the output provided by EDS been verified before use. Customer may not assert any cause of action against EDS of which the Customer knew or should have known more than two (2) years prior to such assertion. In connection with the conduct of any litigation with third parties relating to any liability of EDS to Customer or to such third parties, EDS will have all rights which are appropriate to its potential responsibilities or liabilities. EDS will have the right to participate in all such litigation and to settle or compromise its liability to third parties.

8.2 WARRANTY. EXCEPT AS EXPRESSLY PROVIDED HEREIN, EDS DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, IN FACT OR BY OPERATION OF LAW OR OTHERWISE, CONTAINED IN OR DERIVED FROM THIS AGREEMENT, ANY OF THE SCHEDULES

        ATTACHED HERETO, ANY OTHER DOCUMENTS REFERENCED HEREIN, OR IN ANY OTHER MATERIALS, PRESENTATIONS OR OTHER DOCUMENTS OR COMMUNICATIONS WHETHER ORAL OR WRITTEN, INCLUDING WITHOUT LIMITATION IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

8.3 FORCE MAJEURE. Each party will be excused from performance under this Agreement, except for any payment obligations, for any period and to the extent that it is prevented from performing, in whole or in part, as a result of delays caused by the other party or any act of God, war, civil disturbance, court order, labor dispute, third party nonperformance or other cause beyond its reasonable control, including failures, fluctuations or nonavailability of electrical power, heat, light, air conditioning or telecommunications equipment. Such nonperformance will not be a default or a ground for termination as long as reasonable means are taken to expeditiously remedy the problem causing such nonperformance.

8.4 CROSS INDEMNITY. EDS and Customer each will indemnify, defend and hold harmless the other from any and all claims, actions, damages, liabilities, costs and expenses, including without limitation reasonable attorney's fees and expenses, arising out of (a) the death or bodily injury of any agent, employee, customer or business invitee of the indemnitor, and (b) the damage, loss or destruction of any property of the indemnitor.

8.5 PATENT INDEMNITY. EDS and Customer each will indemnify, defend and hold harmless the other from any and all claims, actions, damages, liabilities, costs and expenses, including without limitation reasonable attorney's fees and expenses, arising out of any claims of infringement by the indemnitor of any United States letters patent, any trade secret, or any copyright, trademark, service mark, trade name or similar proprietary rights conferred by common law or by any law of the United States or any state alleged to have occurred because of Systems provided or work performed by the indemnitor. However, this indemnity will not apply unless the indemnitee informs the indemnitor as soon as practicable of any claim or action alleging such infringement and has given the indemnitor full opportunity to control the response thereto and the defense thereof, including, without limitation, any agreement relating to settlement.

8.6 RELIANCE ON INSTRUCTIONS. EDS is entitled to rely upon and act in accordance with any instructions, guidelines or information provided to EDS by Customer, which are given by persons having actual or apparent authority to provide such instructions, guidelines or information, and will incur no liability in doing so. Customer will indemnify, defend and hold harmless EDS from any and all claims, actions, damages, liabilities, costs and expenses, including without limitation reasonable attorneys' fees and expenses, arising out of or resulting from EDS acting in accordance with this Agreement.


                         ARTICLE IX - MISCELLANEOUS

9.1 BINDING NATURE AND ASSIGNMENT. This Agreement will be binding on the parties and their respective successors and assigns. Customer may not assign this Agreement unless it obtains the prior written consent of EDS, which will not be unreasonably withheld.

9.2 HIRING OF EMPLOYEES. During the term of this Agreement and for a period of twelve (12) months thereafter, neither party will, without the prior written consent of the other, offer employment to or employ any person employed then or within the preceding twelve (12) months by the other party, if the person was involved in providing or receiving
        Services.

9.3 NOTICES. Any notice under this Agreement will be deemed to be given when delivered by hand or when mailed by United States mail, first class postage prepaid, and addressed to the recipient party at its address set forth above and to the attention of its President in the case of Customer and to the attention of Division President, Financial Services Division in the case of EDS. Either party may from time to time change its address for notification purposes, by giving the other prior written notice of the new address and the date upon which it will become effective.

9.4 RELATIONSHIP OF PARTIES. EDS, in providing Services, is acting as an independent contractor and does not undertake by this Agreement or otherwise to perform any regulatory or contractual obligation of the Customer. EDS has the sole right and obligation to supervise, manage, contract, direct, procure, perform or cause to be performed, all work to be performed by EDS under this Agreement.

9.5 MODIFICATION. EDS may from time to time modify any of the provisions of this Agreement to be effective at any time on or after the expiration of the Initial Term by giving Customer at least six (6) months prior written notice describing the modification and the date upon which it will be effective (the "Modification Date"). If EDS gives Customer notice of a modification pursuant to this Section, Customer may, by giving EDS written notice at least three (3) months prior to the Modification Date, terminate this Agreement as of such Modification Date or at a specified later date. Unless Customer provides such notice, the modification will be effective for any period after the Modification Date.

9.6 WAIVER. A waiver by either of the parties of any of the covenants, conditions, or agreements to be performed by the other or any breach thereof will not be construed to be a waiver of any succeeding breach or of any other covenant, condition or agreement contained in this Agreement.

9.7 MEDIA RELEASES. All media releases, public announcements and public disclosures by Customer or Customer's employees or agents relating to this Agreement or the subject matter of this Agreement, including without limitation promotional or marketing material, but not including any announcement intended solely for internal distribution by Customer or any disclosure required by legal, accounting or regulatory requirements beyond the reasonable control of Customer, will be coordinated with and approved by EDS prior to release.

9.8 ENTIRE AGREEMENT. This Agreement and all attached Schedules constitute the entire agreement between EDS and Customer with respect to the subject matter of this Agreement. There are no understandings or agreements relative to this Agreement which are not fully expressed herein and no change, waiver or discharge of this Agreement will be valid unless in writing and executed by the party against whom such change, waiver or discharge is sought to be enforced. This Agreement may be amended only by an amendment in writing, signed by the parties.

9.9 GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of Texas.

9.10 EXECUTION OF AGREEMENT. Three (3) original copies of this Agreement will be executed and submitted to EDS by Customer. This Agreement will become effective when EDS executes this Agreement. EDS will return one of the executed copies to Customer. By executing this Agreement, Customer represents that this Agreement has been duly authorized and constitutes a valid, fully enforceable and legally binding obligation of Customer. Customer will maintain this Agreement as an official record of Customer continuously from the time of its execution.

        IN WITNESS WHEREOF, EDS and Customer each have caused this Agreement to be signed and delivered by its duly authorized representative.


ELECTRONIC DATA SYSTEMS   COBANCORP, INC.
   CORPORATION

By: /s/ Max Tipton        By: /s/ John S. Kreighbaum
   -----------------         -----------------------

Printed                   Printed
Name:   Max Tipton        Name:  John S. Kreighbaum

Title:  Area Manager      Title:  President & Chief Executive Officer

Date: Feb 15, 1995        Date:  2/15/95

                                  ADDENDUM


This Addendum ("Addendum") to the Agreement for Information Technology Services ("Agreement") between ELECTRONIC DATA SYSTEMS CORPORATION ("EDS") and COBANCORP, INC. ("Customer"), dated of even date herewith, is between Customer and EDS.

The parties agree to amend the Agreement as follows:

1.      Section 1.1(k) of the Agreement is amended to read as follows:

                "Operational Date" is the date that Customer has the capability to input transactions or data for processing by EDS using the ITI System. EDS will use commercially reasonable efforts to accomplish the Operational Date on or before June 30, 1995, subject to compliance by Customer with its obligations under this Agreement; provided, however, that if either the Effective Date is later than February 15, 1995, or EDS is unable to schedule services from a third party consultant conversion group, then the Operational Date will be a mutually agreed later date.

2. New Sections 1.1(p) and 1.1(q) are added to the Agreement to read as follows:

        (p) "ITI System" is the EDS System licensed from Information Technology, Inc.

        (q) "Conversion Period" is the one hundred twenty (120) day period preceding the Operational Date.

3.      Section 2.1 of the Agreement is amended to read as follows:

                This Agreement will begin on the Effective Date and, unless terminated earlier under Section 7.2, 7.3, 7.4, 7.5, 7.8, 7.9, or 9.5, will continue for a period of seven (7) years from the Operational Date (the "Initial Term"). Thereafter, this Agreement will automatically renew for successive terms of seven (7) years each (the "Renewal Terms") unless either party gives the other party written notice at least six (6) months prior to the expiration date of the Initial Term or the Renewal Term then in effect that the Agreement will not be renewed beyond such term.

4.      A new Section 2.2 is added to the Agreement to read as follows:

                EXISTING AGREEMENTS. Effective as of the Operational Date, this Agreement shall replace and supersede in all respects the Agreement for Information Technology Services between EDS and LCB Bancorp, Inc. (predecessor-in-interest to Customer) dated as of August 5, 1991, as amended (the "Prior Agreement"). Effective as of the Operational Date, the Prior Agreement shall be terminated and each party thereto, together with its affiliates, officers, directors, employees, and agents, shall be released and forever discharged from all obligations, responsibilities and liabilities arising from or relating to the Prior Agreement, except that Customer shall remain obligated to pay any amounts due to EDS under the Prior Agreement that have not been paid prior to the Operational Date. Effective as of the Effective Date, the Lease Agreement between EDS and Lorain County Bank dated November 7, 1991, as amended or modified, shall be terminated and each party thereto, together with its affiliates, officers, directors, employees, and agents, shall be released and forever discharged from all obligations, responsibilities and liabilities arising from or relating to such lease agreement.

5.      Section 3.1(c) of the Agreement is amended to read as follows:

                During the Conversion Period, EDS will provide those services and instructions ("Conversion Services") reasonably required for Customer to convert to and use the EDS Systems, as set forth in Schedule E. Customer will cooperate in the conversion effort, perform its obligations set forth in Schedule E, and timely provide whatever information, data, clerical and office support, management decisions, approvals and signoffs that EDS reasonably requires. During the Conversion Period and in accordance with the plan set forth in Schedule F, EDS will train designated Customer personnel in the proper use of the ITI System to enable such personnel to train Customer's user personnel in the use of such ITI Systems. Customer will cooperate with EDS in scheduling training in conjunction with Customer's conversion to such ITI Systems.

6.      Section 3.2(a) of the Agreement is amended to read as follows:

                 (i) Beginning on the Operational Date, operate the EDS Systems at the Data Center, and accept data and other input from Customer. EDS will make daily, monthly and other reports and output, including specially requested reports, available to Customer at the Data Center for delivery or transmit them to Customer, subject to Customer's timely delivery or transmission of data and other input to the Data Center for processing.

                (ii) EDS will provide the Services in accordance with the schedule provided to Customer by EDS upon commencement of the Services, which may be updated by EDS from time to time ("Services Schedule"). EDS will provide Customer 30 days prior written notice describing changes to the Services Schedule that materially affect Customer's operations ("Material Schedule Change") and giving the date on which such Material Schedule Change will be effective. If EDS gives Customer notice of a Material Schedule Change and Customer gives EDS written notice of Customer's objection to such change at least 15 days prior to the effective date of such Material Schedule Change, then the parties will mutually agree on a revised Services Schedule. Until the parties are able to agree on a revised Services Schedule, however, EDS will provide Services in accordance with its then standard Services Schedule.

               (iii) EDS will not be responsible for the loss of any input during transit (including, without limitation, transit by courier service or over datacommunication lines); provided, however, that EDS will be responsible for input or output from the time such input or output is received by EDS at the Data Center until the time such input or output is released at the Data Center for transmission or delivery to Customer.


7. The first sentence of Section 3.2(d) of the Agreement is amended to read as follows:

                At no additional charge to Customer, correct any errors in customer files that result in errors in reports or other output where such errors (i) are due solely to either malfunctions of EDS' equipment or the EDS Systems or errors of EDS' operators, programmers or other personnel, and (ii) are called to EDS' attention within the time frames specified in Section
                5.3.

8.      A new second sentence is added to Section 3.2(f) to read as follows:

                If any such change will have a material adverse effect on Customer's operations, then EDS will give Customer 30 days' prior notice of such change.

9.      A new Section 3.2(h) is added to the Agreement to read as follows:

                So long as John Kreighbaum is an executive officer of Customer and Max Tipton is an EDS employee, EDS will assign Max Tipton (or another mutually agreeable EDS employee) as the primary contact responsible for managing activities relating to the Services provided to Customer.

10. The second sentence of Section 3.3 of the Agreement is amended to read as follows:

                EDS will provide to such auditors and inspectors reasonable assistance, and Customer will compensate EDS for any Additional Services provided in connection with the audit or inspection; provided, however, that if Customer provides EDS with at least 48 hours prior notice of the audit or inspection, then EDS will waive the charges for up to eight man hours per year of Additional Services provided in connection with such audit or inspection.

11. The first sentence of Section 3.4 of the Agreement is amended to read as follows:

              EDS will make reasonable commercial efforts to maintain the EDS Systems so that they will not be disapproved by any federal or state regulatory authority with jurisdiction over Customer's business.

12. New sixth sentence is added to Section 3.4 of the Agreement to read as follows:

                EDS will identify such third-party System(s) to Customer.

13. The second sentence of Section 3.5 of the Agreement is amended to read as follows:

                Upon request, EDS will also provide to Customer one copy of EDS' most recent independent Data Center EDP audit at the lesser of (a) $50.00 per copy, or (b) EDS' then standard charge for such copy.

14.     A new Section 3.6 is added to the Agreement to read as follows:

                FUTURE TECHNOLOGIES. EDS will use commercially reasonable efforts to maintain a level of technology that EDS reasonably and in good faith determines is appropriate for the performance of the Basic Services. In addition, EDS will advise Customer of advances in technology relating to Customer's operating needs of which EDS becomes aware and which EDS believes Customer may be interested in implementing. EDS will make available to Customer as an Additional Service any technologies for which EDS develops commercially available capabilities in the future.

15. The second sentence of Section 6.2 of the Agreement is amended to read as follows:

                EDS agrees to hold in confidence all proprietary information of Customer and its customers provided to EDS, and the provisions of this sentence will survive the expiration or termination of this Agreement for any reason.

16. The first sentence of Section 7.2 of the Agreement is amended to read as follows:

                If fifty percent or more of the stock or assets of either CoBancorp, Inc. or PREMIERBank &

                Trust are acquired by another person or entity (whether by merger, reorganization, sale, transfer, or other similar transaction) and, in the case of an acquisition of PREMIERBank & Trust, PREMIERBank & Trust does not continue to operate under its current banking charter after such transaction, then EDS and Customer will negotiate in good faith the terms and conditions upon which this Agreement may be modified to accommodate such transaction.

17.     Section 7.3 of the Agreement is amended to read as follows:

        (a) If Customer defaults in the payment of any charges or other amounts due under this Agreement and fails to cure such default within ten (10) days after receiving written notice specifying such default, then EDS may, by giving Customer at least thirty
                (30) days prior written notice thereof, terminate this Agreement as of a date specified in such notice.

        (b) Notwithstanding Section 7.3(a), EDS may not terminate this Agreement pursuant to Section 7.3(a) for Customer's failure to pay to EDS any amount that is reasonably disputed by Customer in good faith so long as: (i) Customer notifies EDS promptly after the receipt of the notice specified in Section 7.3(a) of any disputed amount being withheld from EDS and specifies the reasons why that amount is disputed; and (ii) all such amounts so withheld are, by the end of the cure period specified in
                Section 7.3(a), deposited into an Escrow Account
                (defined below) as provided in Section 7.10.

18.     Section 7.5 of the Agreement is amended to read as follows:

                If either party becomes or is declared insolvent or bankrupt, is the subject of any proceedings relating to its liquidation or insolvency or for the appointment of a receiver, conservator or similar officer, or makes an assignment for the benefit of all or substantially all of its creditors or enters into any agreement for the composition, extension, or readjustment of all or substantially all of its obligations, then the other party may, by giving such party prior written notice thereof, terminate this Agreement as of a date specified in such notice.

19. The first sentence of Section 7.6 of the Agreement is amended to read as follows:

                The parties acknowledge that upon termination of this Agreement for any reason, including under Section 7.2, 7.3, or
                7.4 (but excluding by election by either party not to renew pursuant to Section 2.1 or termination by Customer pursuant to
                Section 7.4, 7.5, 7.8, 7.9, or 9.5), EDS will incur damages resulting from such termination that will be difficult if not impossible to ascertain.

20. New fourth and fifth sentences are added to Section 7.6(a) of the Agreement to read as follows:

                As of the Effective Date, EDS' charge for master file tapes is $250.00 per tape and EDS' charge for file layouts is $100.00 per layout. These charges are subject to change by EDS at any time.

21. All references to "eighty percent (80%)" in Section 7.6(b) of the Agreement are changed to "sixty percent (60%)."

22.     A new Section 7.8 is added to the Agreement to read as follows:

            TERMINATION AS OF SECOND ANNIVERSARY OF OPERATIONAL DATE. If for any reason Customer is dissatisfied with the ITI System, then Customer may terminate this Agreement as of the second anniversary of the Operational Date; provided, however, that in order to terminate this Agreement under this
        Section 7.8 Customer must give EDS at least ninety (90) days prior written (a) notice of such termination, and (b) certification that Customer is not deconverting to another Information Technology, Inc. System. Upon the effective date of any termination under this Section 7.8, Customer will pay to EDS a payment calculated in accordance with
        Section 7.7.

23.     A new Section 7.9 is added to the Agreement to read as follows:

        TERMINATION DUE TO AUDIT FINDINGS. If EDS receives a qualified going concern opinion in connection with EDS' audited financial statements and EDS fails to either (a) substantially cure the qualified findings that concern Customer within ninety (90) days after receiving written notice from Customer specifying the qualified findings that concern Customer, or (b) for those findings that cannot reasonably be cured within ninety (90) days, promptly commence curing such finding and thereafter proceed with all due diligence to substantially cure the finding, then Customer may, by giving EDS at least thirty (30) days prior written notice thereof, terminate this Agreement as of a date specified in such notice. Upon the effective date of any termination under this Section 7.9, Customer will pay to EDS a payment Calculated in accordance with Section 7.7.

24.     A new Section 7.10 is added to the Agreement to read as follows:

        ESCROW ACCOUNT. An interest~bearing escrow account (the "Escrow Account") shall be established as follows:

        (a) The Escrow Account shall be an interest-bearing account established by Customer in the name of Customer at a major national bank selected by Customer and reasonably acceptable to EDS, and shall be and remain the property of Customer subject to the disbursement of funds provisions set forth below. Customer will pay all costs associated with the Escrow Account.

        (b) The Escrow Account shall be established pursuant to an escrow agreement that provides that the funds therein, including accrued interest, shall be disbursed to EDS or Customer, as applicable, only in accordance with the mutual agreement of EDS and Customer or an arbitration or judicial decision binding on EDS and Customer.

        (c) After resolution of any dispute with respect to which funds were placed in the Escrow Account pursuant to the mutual agreement of EDS and Customer or an arbitration or judicial decision binding on EDS and Customer, and after payment from the Escrow Account of all amounts due to EDS with respect to that dispute, including accrued interest as agreed upon by the parties or awarded by such arbitral or judicial tribunal, any remaining portion of the funds which were placed in the Escrow Account with respect to that dispute, including undisbursed accrued interest thereon, shall be promptly paid to Customer.

        (d) If the funds which were placed in the Escrow Account with respect to any dispute are not sufficient to satisfy any arbitral or judicial award or mutually agreed amount due to EDS with respect to that dispute, then Customer shall promptly pay to EDS the balance due, including accrued interest thereon as agreed upon by the parties or awarded by such arbitral or judicial tribunal.

25.     A new Section 7.11 is added to the Agreement to read as follows:

        RELEASE OF TAPES.

        (a) Notwithstanding anything to the contrary in Section 6.2 or 7.6, EDS will release to Customer test tapes and other data of Customer in the event (i) Customer terminates this Agreement under Section 7A, (ii) EDS reasonably disputes in good faith Customer's right to terminate this Agreement under Section 7.4, and (iii) prior to the effective date of such termination, Customer deposits one-third of the amount described in Section
                7.6 into the Escrow Account as provided in Section 7.10.

        (b) Notwithstanding anything to the contrary in Section 7.7, EDS will release to Customer test tapes and other data of Customer in the event (i) Customer does not renew this Agreement under
                Section 2.1, (ii) Customer reasonably disputes in good faith the amount owed under Section 7.7, and (iii) prior to the expiration date, Customer deposits the amount described in
                Section 7.7 into the Escrow Account as provided in Section
                7.10.

26. The second sentence of Section 8.1 of the Agreement is amended to read as follows:

        If EDS becomes liable to the Customer under this Agreement for any other reason, whether arising by negligence or otherwise, then (a) except for damages recoverable against EDS for EDS' willful misconduct, the damages recoverable against EDS for all events, acts, delays, or omissions will not exceed in the aggregate the compensation payable to EDS pursuant to Section 4.1 of this Agreement for the lesser of the months that have elapsed since the Operational Date or the six (6) months ending with the latest month in which occurred the events, acts, delays or omissions for which damages are claimed, and (b) the measure of damages will not include any amounts for indirect, consequential or punitive damages of any party, including third parties, or damages which could have been avoided had the output provided by EDS been verified before use.

27. The first sentence of Section 8.3 of the Agreement is amended to read as follows:

        Each party will be excused from performance under this Agreement, except for any payment obligations, for any period and to the extent that it is prevented from performing, in whole or in part, as a result of delays caused by the other party or any act of God, war, civil disturbance, court order, labor dispute, severe inclement weather (such as snow or ice storms) third party nonperformance or other cause beyond its reasonable control, including failures, fluctuations or non availability of electrical power, heat, light, air conditioning or telecommunications equipment.

28. The first sentence of Section 8.6 of the Agreement is amended to read as follows:

        EDS is entitled to rely upon and act in accordance with any instructions, guidelines or information provided to EDS by Customer, which are given by persons designated by Customer to EDS in writing from time to time, and will incur no liability in doing so.

29. The first sentence of Section 9.3 of the Agreement is amended to read as follows:

        Any notice under this Agreement will be deemed to be given when delivered by hand, by a nationally recognized overnight courier service, or when mailed by United States mail, first class postage prepaid, and addressed to the recipient party at its address set forth above and to the attention of its President in the case of Customer and to the attention of Division President, Financial Services Division in the case of EDS.

30.     Section 9.9 of the Agreement is amended to read as follows:

          This Agreement will be governed by and construed in accordance with the laws of the State of Ohio. Arbitration of any dispute under this Agreement will be conducted in Cleveland, Ohio, unless the parties agree to another location.

31.     A new Article X is added to the Agreement to read as follows:

                         ARTICLE X - LEASED PREMISES

        10.1    DEFINITIONS. In this Article X:

        (a) "Common Areas" means areas of each Building that are for the common use of, or made available for use by, all tenants of such Building, including without limitation common entrances, halls, lobbies, elevators, stairways and accessways and ramps, delivery passages, public toilets, parking lots, drives, walkways, green spaces, or other facilities related to such Building owned, operated or maintained, in whole or in part, by Customer.

        (b)     "Lease" means the agreement set forth in this Article X.

        (c) "Elyria Lease Term" means the period commencing on the Effective Date and terminating on the earlier of (i) the expiration or termination of this Agreement, or (ii) the date the Lease of the Elyria Premises is terminated as set forth in this Article X. "Powell Lease Term" means the period commencing on the date on which the Powell Building is ready for occupancy, as determined by the issuance of a certificate of occupancy issued by the appropriate regulatory authority, and terminating on the earlier of (i) the expiration or termination of this Agreement, or (ii) the date the Lease of the Powell Premises is terminated as set forth in this
                Article X.

        (d) "Premises" means (i) approximately 6,500 square feet in the building (the "Elyria Building") located at 6020 Lake Avenue, Elyria, Ohio 44036; and (ii) approximately 3,500 square feet in the building (the "Powell Building") to be located at lot 1778 Wedgewood Section 6, Liberty Township, Ohio. The Premises located in the Elyria Building is referred to as the "Elyria Premises" and the Premises located in the Powell Building is referred to as the "Powell Premises." The Elyria Building and the Powell Building are collectively referred to as the "Buildings."

        (e) "Elyria Rental" means $30,000.00 per year or $2,500.00 per month.

        (f)     "Powell Rental" means $30,000 per year or $2,500.00 per month.

10.2 GRANTING CLAUSE. Customer, in consideration of the covenants and agreements to be performed by EDS under this Article X, and upon the terms and conditions stated in this Article X, does hereby lease, demise and let unto EDS, and EDS does hereby take from Customer, (a) the Elyria Premises, to have and to hold for the Flyria Lease Term, and
        (b) the Powell Premises, to have and to hold for the Powell Lease
        Term.

10.3 USE. EDS shall use the Premises for general office and computer data processing uses and for any other purpose which is related to EDS' business.

1OA     RENT.

        (a) During the Elyria Lease Term, monthly installments of Elyria Rental shall be due and payable on or before the first day of each calendar month. Rental for any fractional month shall be prorated on actual days.

        (b) During the Powell Lease Term, monthly installments of Powell Rental shall be due and payable on or before the first day of each calendar month. Rental for any fractional month shall be prorated on actual days.

        (c) The Elyria Rental and the Powell Rental shall be referred to collectively as the "Rental." Rental shall include any and all operating expenses (including, without limitation, taxes, insurance, utilities, repairs, maintenance and replacements for the Premises, the Buildings and the Common Areas) and use of existing furniture and equipment owned by Customer. EDS shall be responsible for obtaining telephone semoes at EDS' sole cost and expense.

        (d) Customer may increase the Rental each year by the same percentage that EDS is entitled to increase the charges for Services under Section 4.4 of this Agreement.

10.5 REPAIRS. Customer shall, at Customer's sole expense, without pass through to EDS, keep the Buildings, including the Premises, in good repair and free from nuisance of any kind. Customer shall perform all such repairs promptly and in a workmanlike manner, and shall not unreasonably interfere with EDS' conduct of its business, its use of or access to the Premises during such repairs.

10.6 CUSTOMER'S INSURANCE. Customer shall, at its sole cost and expense, obtain and maintain all risk property insurance for the Buildings, including the Premises, upon a full replacement cost basis, with no coinsurance requirement; commercial general liability insurance, including blanket contractual liability coverage, with limits of not less than $2,000,000.00, combined single limit, for personal injury and property damage; and statutory workers compensation and employers liability coverage. Customer shall deliver, upon written request, a certificate evidencing such coverages. Such insurance policies shall provide for no cancellation or material alteration without thirty
        (30) days' prior written notice to EDS.

10.7    FIRE OR OTHER CASUALTY.
        (a) In the event either the Elyria Premises or the Powell Premises should be (i) totally destroyed by fire, tornado or other casualty (such determination to be completed within thirty (30) days of destruction, except as otherwise provided herein, by an architect (the "Architect") of recognized good reputation selected by Customer and approved by EDS, which approval shall not be unreasonably withheld or delayed), (ii) damaged to the extent that rebuilding or repairs cannot be completed within one hundred twenty (120) days (as estimated by the Architect) after the date of casualty, or (iii) either of the Buildings or the Premises is damaged to the extent rendering such Premises unsuitable for the use in effect as of the beginning of the applicable Lease Term, the Lease of the applicable Premises shall terminate as of the date of casualty, and Customer and EDS shall be released from any and all obligations under this Lease related to such Premises, including the payments of Rental, retroactive to the casualty date.

        (b) If either the Elyria Premises or the Powell Premises should be partially damaged by fire, tornado or other casualty covered by Customer's insurance and can be rebuilt within one hundred twenty (120) days of the casualty date, as reflected in the Architect's certificate, or if the damage is such that neither Customer nor EDS elect to terminate the Lease of such Premises, then Customer shall, at its sole cost and expense, without pass through to EDS, commence to rebuild or repair the damaged Premises and shall proceed with diligence to restore the damaged Premises to substantially the same condition in which it was immediately prior to the casualty. EDS shall be allowed a proportionate diminution of Rental during the time the Premises or any portion thereof is unfit for occupancy.

        (c) Notwithstanding any provision herein to the contrary, in the event the repair of such damage has not been completed within one hundred twenty (120) days of the casualty, EDS may terminate the Lease as to the damaged Premises by giving written notice to Customer within thirty (30) days after the expiration of one hundred twenty (120) days after the casualty. Notwithstanding the foregoing, in the event such damage or destruction occurs in the last twelve (12) months of the applicable Lease Term, or any renewal or extension thereof, EDS or Customer shall have the option to terminate the Lease as to the damaged Premises.

10.8 FORCE MAJEURE. Neither Customer nor EDS shall be deemed to be in default of this Lease if such default is due to acts of God, acts of the public enemy, acts of governmental authority, or any other circumstances which are not within the parties' respective control.

10.9 INDEMNIFICATION. Notwithstanding Section 8.4 of this Agreement, EDS and Customer shall indemnify, defend and hold the other party harmless from any and all liabilities, responsibilities or claims arising from any breach or default in the performance of any obligation to be performed by indemnitor under the terms of this Article X or arising from any act, neglect, fault or omission of indemnitor or indemnitor's respective agents, representatives or employees, and from and against all costs, reasonable attorneys' fees, expenses and liabilities incurred in or about such claim or any action or proceeding brought thereon. In case any action or proceeding shall be brought against indemnitee by reason of any such claim, indemnitor, upon receipt of notice from indemnitee, shall defend the same at its expense.

10.10 HAZARDOUS MATERIALS. Customer and EDS shall indemnify, defend and hold the other harmless from all claims, costs, expenses, actions, causes of action or liabilities incurred or suffered by indemnitee which may arise with regard to Hazardous Materials (defined below) in or about either of the Premises, either of the Buildings or any other buildings in the development, including, without limitation, the non~compliance of Customer or EDS, either of the Premises, either of the Buildings, or the property on which they are located with the Law (defined below). The term "Hazardous Materials" shall mean any chemical, substance, material, or waste, or component thereof, whether in a solid, liquid or gaseous state, which is now or hereafter listed, defined, or regulated as a hazardous or toxic chemical, substance, material, or waste, or component thereof, pursuant to the Law, or which would trigger any employee or community "right-to-know" requirements adopted by any such body, or for which any such body has adopted any requirements for the preparation or distribution of any material safety data sheet. The term "Law" shall mean any and all applicable laws, statutes, ordinances, codes, rules or regulations promulgated by any federal, state or local governing or regulatory body having jurisdiction. In case any action or proceeding shall be brought against the indemnitee by reason of any such claim, cost, expense, action, cause of action or liability, the indemnitor, upon notice from indemnitee, shall defend the same at its sole cost and expense.

10.11 BUILDING COMPLIANCE. Customer will be solely responsible for the compliance of the Premises, the Buildings (including all Common Areas), and all exterior facilities of the Buildings with the Law (including, without limitation, the Americans with Disabilities Act). In addition, Customer represents and covenants that, to the best of Customer's knowledge, (a) each of the Buildings is in compliance with the Law (and, upon completion, the Powell Building will be in compliance with the Law), and (b) no release or spill of Hazardous Materials has occurred in or about either of the Buildings which has not been cured.

10.12   OPTION TO CANCEL.

        (a) Either EDS or Customer may terminate (i) the Lease of either or both Premises by giving the other party one-hundred eighty
                (180) days' prior written notice, or (ii) if an event of force majeure described in Section 10.8 occurs, immediately the Lease of the damaged Premises by giving the other party written notice. If Customer does not purchase the Services described as Back Office Services in Schedule B to this Agreement, then EDS may, by giving prior written notice to Customer, terminate this the Lease of either or both Premises as of a date specified in such notice.

        (b) If the Lease is terminated as set forth in Section 10.12(a), then all obligations for Rental as to such Premises shall cease as of the effective date of such termination.

10.13 SURRENDER OF PREMISES. At the end of the Lease Term, EDS may remove all movable trade fixtures installed by EDS and all furniture and equipment owned by EDS. EDS will remove such fixtures, furniture and equipment in a reasonable and workmanlike manner so as not to damage the Premises.

32.     SERVICES FOR AFFILIATED INSTITUTIONS.

(a) SCOPE OF TERM "CUSTOMER". The term "Customer" when used in any provision of the Agreement or any other instrument or document executed in connection with the Agreement that sets forth a duty, obligation, liability, representation, warranty or covenant of any nature of Customer ("Obligation") includes both (i) CoBancorp, Inc., and (ii) the Affiliated Institution (as defined below) and any Additional Institutions (as defined below) to the extent that any such institutions may be the appropriate party or parties to satisfy or perform any such Obligation. However, EDS will have the right (but not the obligation) to rely solely upon CoBancorp, Inc. for the satisfaction or performance of each such Obligation, and CoBancorp, Inc. agrees to satisfy or perform or to cause the satisfaction or performance of each such Obligation and to take all actions necessary or advisable in connection therewith. "Affiliated Institution" means PREMIERBank & Trust (successor-in-interest to Lorain County Bank), an Ohio state bank.

        "Additional Institutions" as used herein means state or national banks that are no less than majority-owned directly or indirectly by CoBancorp, Inc. for which EDS agrees to provide Services upon the written request of CoBancorp, Inc.

(b) AGENCY. CoBancorp, Inc. represents and warrants to EDS that it has the authority to act as the duly authorized and designated agent of each Affiliated Institution for and on behalf of such institution with respect to all matters relating to the Agreement, including without limitation the giving or withholding of any agreement, approval, acceptance, consent, notice or other action required or permitted by the Agreement or any Ratification Agreement (as defined below), the making of all payments to EDS and the waiver, amendment or modification of any provision of the Agreement or any Ratification Agreement.

        (c) PAYMENT. Until such time, if ever, that there is a default in the payment when due of any amount due to EDS under the Agreement, EDS acknowledges that it will receive payment from CoBancorp, Inc. for all amounts due under the Agreement; provided, however, that each Affiliated Institution will at all times be liable for its pro rata share of the amount due for the Services that are allocable to the Affiliated Institution. Upon any default in the payment of any amount due to EDS under the Agreement, each Affiliated Institution will, at EDS' request, thereafter pay EDS directly for its pro rata share of all amounts due for the Services that are allocable to the Affiliated Institution, including without limitation the Affiliated Institution's pro rata share of all amounts due under Section 7.6 of the Agreement, if applicable. Notwithstanding any other provision of the Agreement, CoBancorp, Inc. will in all events be liable for all amounts due or to become due under the Agreement.

        (d)     RATIFICATION AND ACCEPTANCE AGREEMENTS.

                (i) The Affiliated Institution will execute the Financial Institution Ratification and Acceptance Agreement ("Ratification Agreement") in the form attached as Schedule D concurrently with the execution of the Agreement.

                (ii) EDS will have no obligation to provide Services to an Additional Institution unless such Additional Institution has executed and delivered to EDS a Ratification Agreement. Upon and as of such event, such Additional Institution will be deemed an Affiliated Institution within the meaning of, and a party to, the Agreement (without the necessity of CoBancorp, Inc. re~executing the Agreement as agent for such Additional Institution). CoBancorp, Inc. and EDS agree to amend the Agreement to reflect the inclusion of Additional Institutions that become Affiliated Institutions within the meaning of the Agreement.

        (e) TERMINATION OF AFFILIATION. An Affiliated Institution may not cease to be a party to, bound by, and an Affiliated Institution under, the Agreement without the prior written consent of EDS, even if such Affiliated Institution ceases to be an affiliate of CoBancorp, Inc.

33. Except as amended by this Addendum, the Agreement will be and remain in full force and effect in accordance with its terms. Capitalized terms used in this Addendum will be as defined in the Agreement unless otherwise expressly defined in this Addendum.

34. Three (3) original copies of this Addendum will be executed and submitted to EDS by Customer. This Addendum will become effective when EDS executes this Addendum. EDS will return one of the executed copies to Customer.

IN WITNESS WHEREOF, the parties have executed this Addendum as of the date set forth above.


ELECTRONIC DATA SYSTEMS         COBANCORP, INC.
    CORPORATION

By: /s/ Max Tipton              By: /s/ John S. Kreighbaum
   -------------------             ------------------------

Printed                         Printed
Name: Max Tipton                Name: John S. Kreighbaum
Title:  Area Manager            Title:  President & Chief Executive Officer
Date: Feb 15, 1995              Date: 2/15/95

                                  ADDENDUM


THIS ADDENDUM ("Addendum") to the Agreement for Information Technology Services between ELECTRONIC DATA SYSTEMS CORPORATION ("EDS") and COBANCORP, INC. ("Customer"), dated of even date herewith as amended and modified (the "Agreement"), is between Customer and EDS.

The parties agree to amend the Agreement as follows:

1. DEFINITIONS. In this Addendum, the terms listed in Exhibit A will be as defined in Exhibit A.

2. EDS SYSTEMS. Section 1.1(g) of the Agreement is amended to read as follows:

                "EDS Systems" are all Systems, except for Systems provided by Customer and the Output Management Software, that EDS uses to provide Services, including without limitation any improvements, modifications or enhancements made by EDS to any System and provided to Customer under this Agreement.

3.      EDS RESPONSIBILITIES.

        (a) In the provision of Services, EDS will make the Output Management Equipment available to Customer at Customer's principal location. Notwithstanding the location of the Output Management Equipment at Customer's location, all rights, title, and interest in and to the Output Management Equipment will be and remain in EDS and, except as expressly provided in this Addendum, Customer will have no interest in the Output Management Equipment.

        (b) EDS will arrange for the initial transportation of the Output Management System to Customer's principal location. The initial installation of the Output Management System will be performed by EDS at no cost to Customer. Customer will be responsible for any relocation of the Output Management System. Customer will provide prior written notice to EDS of all such relocations.

        (c) EDS will arrange with the vendor of any Output Management Software owned by a third party for a direct license, or a sublicense through EDS, for Customer for such System. Customer agrees to execute any such license or sublicense required by the vendor.

        (d) EDS will be responsible for maintenance at Customer's location, commonly known as "site maintenance", of the Output Management System after installation and Customer will pay EDS the then standard charges of EDS for such maintenance.

        (e) After installation of the Output Management System, EDS will electronically transmit Reports to Customer, subject to Customer's timely delivery or transmission of data and other input to the Data Center for processing. Notwithstanding any provision of the Agreement to the contrary, neither hard copies nor microfiche of Reports will be made available for delivery to Customer. EDS will transmit the Reports in accordance with the schedule provided to Customer by EDS upon installation of the Output Management System, which may be updated by EDS from time to time.

        (f) EDS will provide for Customer's use one copy of EDS' standard user documentation and one copy of any revisions describing the use of the Output Management System. Upon

                Customer's request, EDS will provide additional copies of such documentation at EDS' then standard charges.

        (g) EDS will establish, modify or substitute from time to time any processing priorities, programs, procedures, or telecommunication lines, modems or other equipment used in the operation of the Output Management System or the provision of the Services provided under this Addendum that EDS reasonably deems necessary, and notify Customer of any such changes that will affect Customer's operations.

        (h) EDS will archive on optical media the Reports previously transmitted to Customer pursuant to Section 3(e) of this Addendum. If Customer requests information from such optical media, EDS will make such information available to Customer and Customer will pay EDS the then standard charges of EDS for such Service.

4.      CUSTOMER RESPONSIBILITIES.

        (a) Customer, with the advice of EDS, will prepare and maintain the space in which the Output Management Equipment will be installed in accordance with the manufacturer's specifications as to environment, power, HVAC and the like. In addition, Customer is responsible for providing, installing, maintaining, and paying all costs associated with (i) the cabling for the Output Management Equipment, and (ii) the dial-up telecommunication line required for use of the Output Management System.

        (b)     Customer will take good care of the Output Management
                Equipment and will use such equipment only in the manner contemplated by the manufacturers thereof. Upon the expiration or earlier termination of this Agreement, the Output Management Equipment will be in the same condition as when delivered, ordinary wear and tear excepted.

        (c) Without EDS' prior written consent, Customer will not (i) install any System other than the Output Management Software on the Output Management Equipment or otherwise modify the Output Management System, (ii) sell, assign, lease, transfer, or disclose to any third party the Output Management System, (iii) copy or reproduce the Output Management Software, or (iv) reverse assemble, reverse compile, or otherwise recreate the Output Management Software.

        (d) Customer will comply with all operating instructions for the Output Management System which are issued by EDS from time to time. Except as otherwise provided in this Addendum, Customer will be responsible for the supervision, management, and control of its use of the Output Management System.

        (e) At the expiration or earlier termination of the Agreement for any reason, Customer will make the Output Management System available to EDS for pickup.

5. EDS CHARGES. Customer will pay EDS for the Output Management System as set forth in Exhibit C to this Addendum. The charges set forth in Exhibit C will be subject to the adjustment provisions of the Agreement, including without limitation the cost of living adjustment provision of the Agreement.

6. OUTPUT MANAGEMENT SOFTWARE. All Output Management Software is and will remain the exclusive property of EDS or licensors of such Output Management Software, as applicable, and except as expressly provided in this Addendum, Customer shall have no ownership interest or other rights in any Output Management Software. Customer acknowledges that the Output Management Software includes EDS proprietary information and agrees to keep the Output Management Software confidential at all times. Upon the expiration or termination of this Addendum, Customer will return all copies of all items relating to the Output Management Software which are in the possession of Customer and certify to EDS in writing that Customer has retained no material relating to the Output Management Software.

7. ADDENDUM CONTROLS. The terms and conditions of this Addendum apply solely to the Output Management System and do not modify either party's obligations relating to other Systems, Services or equipment being provided under the Agreement. The Agreement will also apply, to the extent appropriate, to the provision by EDS of the Output Management System and the related Services described in this Addendum. However, with regard to the Output Management System and the related Services described in this Addendum, in the event of any conflict between the Agreement and this Addendum, the terms and conditions of this Addendum will control.

8. AGREEMENT. Except as amended by this Addendum, the Agreement will be and remain in full force and effect in accordance with its terms. Capitalized terms used in this Addendum will be as defined in the Agreement unless otherwise expressly defined in this Addendum.

9. EFFECTIVE DATE. Three (3) original copies of this Addendum will be executed and submitted to EDS by Customer. This Addendum will become effective as of the date set forth below when EDS executes this Addendum. EDS will return one of the executed copies to Customer.


IN WITNESS WHEREOF, the parties have executed this Addendum as of the date set forth above.

ELECTRONIC DATA SYSTEMS          COBANCORP, INC.
CORPORATION


By: /s/ Max Tipton               By: /s/ John S. Kreighbaum
   -----------------------          -----------------------------

Printed                          Printed
Name: Max Tipton                 Name: John S. Kreighbaum
Title:  Area Manager             Title:  President & Chief Executive Officer
Date: Feb 15, 1995               Date: 2/15/95


                                      3